BY LAWS
                                  OF ARTICLE 1
                             MEETING OF STOCKHOLDERS

SECTION 1. The annual meetings of the stockholders of the Company shall be held at its office in the City of Las Vegas, Clark County, Nevada, at 1:30 P.M. on the first Wednesday of April in each year, if not a legal holiday, and a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing directors of the company to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

At least five day's written notice specifying the time and place, when and where, the annual meeting shall be convened, shall be mailed in a United States Post Office addressed to each of the stockholders of record at the time of issuing the notice at his or her, or its addressed last known, as the same appears on the books of the company.

section 2. Special meetings of the stockholders may be held at the office of the company in the State of Nevada, or elsewhere, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of forty (40)% of the issued and outstanding capital stock of the company. At least ten days written notice of such meeting, specifying the day and hour and place, when and where such meetings shall be convened, and objects for calling the same, shall be mailed in a United States Post Office, addressed to each of the stockholders of record at the time of issuing the notice, at his or her or its address last known, as the appears on the books of the company.

SECTION 3. If all the stockholders of the company shall waive notice of a meeting, no notice of such meeting shall be required, and whenever all of the stockholders shall meet in person or by proxy, such meetings shall be valid for all purposes without call or notice, and such meeting any corporate action may be taken. The written certificate of the officer or officers calling any meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several stockholders, and respective address to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

If the address of any stockholders does not appear upon the books of the company, it will be sufficient to address any notice to such stockholder at the principal office of the corporation.

It the address of any stock holder does not appear upon the books of the company, it will be sufficient to address any notice to such stockholder at the principle office of the corporation.

SECTION 4. All business lawful to be transacted by the stockholders of the company, may be transacted at any special meting or at any adjournment thereof. Only such business, however, shall be acted upon at special meeting of the stockholders as shall have been referred to in the notice calling such meetings, but at any stockholders meetings at which all the outstanding capital stock of the company is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.


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SECTION 5. At the stockholders meeting the holders of fifty-one percent (51%) in amount of the entire issued and outstanding capital stock of the company, shall constitute a quorum for all purposes of such meetings. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these By-Laws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn form time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

At each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the Company, shall by furnished, which list shall be prepared at least tan days before such meeting and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten days prior thereto. Only the persons in whose names shares of stock are registered on the books of the company for ten days proceedings the date of such meetings, as evidenced by the list of stockholders, shall be entitled to vote at such meeting. Proxies and powers of Attorney to vote must be filed with the Secretary of the Company before an election or a meeting of the stockholders, or they cannot be used at such election or meeting.

SECTION 6. At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

SECTION 7. At the stockholder's meetings, the regular order of business shall be as follows:


          (1) Reading and approval of the Minutes of previous meeting or meetings;

          (2) Reports of the Board of Directors, the President, Treasurer and Secretary of the Company in the ordered named;

          (3)  Reports of Committee;

          (4)  Election of Directors:

          (5)  Unfinished Business;

          (6)  New Business;

          (7)  Adjournment.

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                                   ARTICLE II

                          DIRECTORS AND THEIR MEETINGS

SECTION 1. The Board of Directors of the Company shall consist of five (5) persons who shall be chosen by the stockholders annually, at annual meeting of the Company, and who shall hold office for one year, and until their successors are elected and qualify.

SECTION 2. When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexplored portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.


SECTION 3. Meeting of the Directors may be held a the principal office of the company in the stale of Nevada, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

SECTION 4. Without notice or call, the Board of Directors shall hold its first annual meeting for the year immediately after the annual meeting of the stockholders or immediately after the election of Directors at such annual meeting.

Regular meetings of the Board of Directors shall be held at the office of the company in the City of Las Vegas at 10:00 A.M. in the state of Nevada, on the Wednesday following the end of each calendar quarter. Notice of such regular meetings shall be mailed to each Director by the Secretary at least three days previous to the day fixed for such meetings, but no regular meetings shall be held void or invalid if such notice is not given, provided the meeting is held at the time and place fixed by these By-Laws for holding such regular meetings.

Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least three days notice by mail or telegraph.

Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without or of which notices shall have been waived by all absentees, provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling of the meeting or in waiver of notice.

Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

SECTION 5. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if any meeting of the Board there be less than a quorum present, a majority of those present may adjourn form time to time, until a quorum shall be present, and notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these By-Laws for the conduct of its business; provided, however, that in fixing of salaries of the officers of the corporation, the unanimous action of all the Directors shall be required.


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SECTION 6. A director need not be a stock holder of the corporation.

SECTION 7. The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board, but shall not receive any compensation for their services as Directors until such time as the company is able to declare and pay dividends on its capital stock unless previously authorized during a duly authorized shareholder meeting.

SECTION 8. The Board of Directors shall make a report to the Stock holders at annual meetings of the stockholders of the condition of the company, and shall, at request, furnish each of the stockholders with a true copy thereof. The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such contract or act, which, it approved, or ratified by the vote of the holders of a majority of the capital stock of the company represented in person or by proxy, while be valid and binding upon the corporation and upon all the stockholders be there stockholders thereof, as if it had been approved or ratified by every stockholder of the corporation.

The Board of Directors shall have the power from time to time to provide for the management of the offices of the company in such manner as they see fit, and in particular from time to time to delegate any of the powers of the Board in the course of the current business of the company to any standing or special committee or to any officer or agent and to appoint any persons to be agent of the company with such powers (including other power to sub-delegate), and upon such terms as may be deemed fit.

SECTION 10. The Board of Directors is vested with the complete and unrestrained authority in the management of all the affairs of the company, and is authorized to exercise for such purpose as the General Agent of the Company, its entire corporate authority.

SECTION 11. The regular order of business at meeting of the Board of Directors shall be as follows:

          (1) Reading and approval of the minutes of any previous meeting or meetings;

          (2)  Reports of officers and committeemen:

          (3)  Election of officers;

          (4)  New business;

          (5)  Adjournment.

                                  ARTICLE III

                            OFFICERS AND THEIR DUTIES

SECTION 1. The Board of Directors, at its first and after each meeting after the annual meeting of stockholders, shall elect a President, a Vice President, a Secretary and a Treasurer, to


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hold office for one year next coming, and until their successors are elected and qualify. The offices of the Secretary and Treasurer may be hold by one person.

Any vacancy in any of said offices may be filled by the Board of Directors.

The Board of Directors may from time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurer and Transfer Agents of the company as it may deem advisable; prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers, agents and factors of the company shall be chosen and appointed in such manner and shall hold their office form such terms as the Board of Directors may by resolution prescribe.

SECTION 2. The President shall be the executive officer of the company and shall have the supervision and, subject to the control of the Board of Directors, the direction of the Company's affairs, with full power to execute all resolutions and order of the Board of Directors not especially entrusted to some other officer of the company. He shall be a member of the Executive Committee, and the Chairman thereof; he shall sign the Certificates of Stock issued by the company, and shall perform such other duties as shall so perform such other duties as shall be prescribed by the Board of Directors.

SECTION 3. The Vice President shall be vested with all the powers and perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the company, and he shall so performs such other duties as shall be prescribed by the Board of Directors.


SECTION 4. The treasurer shall have the custody of all the funds and securities of the company. When necessary or proper he shall endorse on behalf of the company for collection checks, notes, and other obligations; he shall deposit all Moines to the credit of the company in such bank or banks or other depository as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made by the company, except as herein otherwise provided. He shall sign with the President all bills of exchange and promissory notes of the company; he shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the company as the Board of Directors shall designate; he shall sign all papers required by law or by those By-Laws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly in the books of the company to be kept by him for the purpose, full and accurate accounts of all monies received and paid by him on account of the company. He shall at all reasonable times exhibit the books of account to any Directors of the company during business hours, and he shall perform all acts incident to the position of Treasurer subject to control of the Board of Directors.

The Treasurer shall, if required by the Board of Directors, give bond to the company conditioned for the faithful performances of all his duties as Treasurer in such sum, and with such surety as shall be approved by the Board of Directors, with expense as such bond to be borne by the company.


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SECTION 5. The Board of Directors  may appoint an Assistant  Treasurer who shall have such powers arid performs such duties as may be prescribed for him by the Treasurer of the company or by the Board of Directors, and the Board of Directors shall, require the Assistant Treasurer to give a bond to the company in such sum and with such security as it shall approve, as conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the company.

SECTION 6. The Secretary shall keep the Minutes of all meetings of the Board of Directors and the Minutes of all meetings of the Stockholders and of the Executive Committee in books provided for that purpose. He shall attend to the giving and serving of all notice of the company; he may sign with the President or Vice President, in the name of the Company, all contracts authorized by the Board of Directors or Executive Committee; he shall have the custody of the corporate seal of the company; he shall have charge of Stock Certificate Books, Transfer books and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the company during business hours, and shall, in general, perform all duties incident to the office of Secretary.

SECTION 7. The Board of Directors may appoint as Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him by the Secretary of the company or by the Board of Directors.

SECTION 8. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the company to attend and to act and to vote at any meetings of the stockholders of any corporation in which the company may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the now owner thereof, the company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the company for the purpose in this section mentioned.


                                   ARTICLE IV

                                  CAPITAL STOCK

SECTION 1. The capital stock of the company shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

SECTION 2. Ownership of stock in the company shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the company and signed by the President or the Vice President and also by the Secretary or by an Assistant Secretary.

All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the company's books.

No certificates shall be valid unless it is signed by the President or Vice President and by the Secretary or Assistant Secretary.

All certificates surrendered to the company shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.

SECTION 3. No transfer of stock shall be valid as against the company except on surrender and cancellation of the certificate therefor, accompanied by an assignment or transfer, made either in person or under assignment, a new certificate shall be issued therefor.

Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be as expressed in the entry of said transfer on the books of the company.

SECTION 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the company.

The Board of Directors may appoint a transfer agent and a register of transfers and may require all stock certificates to bear the signature of such transfer agent and such register of transfer.

SECTION 5. The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten day prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable.

SECTION 6. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the company an affidavit. Whereupon, at the end of six months after the deposit of said affidavit and upon such persons giving Bond of Indemnity to the company with surety to be approved by the company, which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to issued to such person or persons a new certificate, or a duplicate of the certificate, so lost or destroyed. The Board of Directors may, In its discretion refuse to issue such new or duplicate certificate save upon the order of some court having in such matter, any thing herein to the contrary notwithstanding.


                                   ARTICLE V

                                OFFICES AND BOOKS

SECTION 1. The principal office of the corporation, in Las Vegas, Nevada shall be at 4620 Polaris Avenue and the company may have a principal office in any other state or territory as the Board of Directors may designate.

SECTION 2. The Stock and Transfer Books and a copy of the By-Laws and Articles of Incorporation of the company shall be kept at its principal office in the County of Clark, State of Nevada, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock. All other books of the company shall be kept at such places as may be prescribed by the Board of Directors.


                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 1. The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the company in excess of the amounts so reserved, and pay the same to the stockholders of the company, and may also, if it deems the same advisable, declare stock dividends of the non-issued capital stock of the company.

SECTION 2. No agreement, contract or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of monies or the credit of the company for more than $25,000.00 dollars, shall be made without the authority of the Board of Directors, or of the Executive Committee acting as such.

SECTION 3. Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on behalf of the company, and shall have the corporate seal thereto affixed.


SECTION 4. All monies of the corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time to lime be designated by the Board of Directors, and such deposits shall be made in the name of company.

SECTION 5. No note, draft, acceptance, endorsement or other evidence of indebtedness shall be valid against the company unless the same shall be signed by the President or Vice President, and attested by the Secretary or Assistant Secretary, or signed by he Treasurer or Assistant Treasurer may, without countersignature, make endorsement for deposit to the credit of the company in all its duly authorized depositories.

SECTION 6. No loan or advance of money shall be made by the company to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

SECTION 7. No director nor executive officer nor any other corporate officer of the company shall be entitled to any salary or compensation for any services Performed for the company, unless such salary or compensation shall be fixed by resolution of the Board of Directors, adopted by the unanimous vote of all the Directors voting in favor therefor.